                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          BOSTON ACOUSTICS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                                                    July 9, 1999

                             BOSTON ACOUSTICS, INC.
                               300 JUBILEE DRIVE
                               PEABODY, MA 01960

Dear Stockholders:

    It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company"). The Meeting will be held at the Company on Tuesday, August 10, 1999, at 3:00 p.m.

    The notice of meeting and proxy statement which follow describe the business to be transacted at the Meeting. In addition, we plan to give you a report on the status of the Company's business. Stockholders will have an opportunity to comment and ask questions at the Meeting.

    It is important that your shares be represented at the Meeting, regardless of the number you may hold. Therefore, regardless of whether you plan to attend, please sign, date and return the proxy card as soon as possible. This will not prevent you from voting your shares in person if you do come to the Meeting.

    I look forward to seeing you on August 10th.

                                          Sincerely yours,

                                                       [LOGO]

                                          ANDREW G. KOTSATOS

                                          CHIEF EXECUTIVE OFFICER

                             BOSTON ACOUSTICS, INC.
                               300 JUBILEE DRIVE
                               PEABODY, MA 01960
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           AUGUST 10, 1999, 3:00 P.M.

To The Stockholders:

    You are hereby notified that the Annual Meeting of Stockholders of Boston Acoustics, Inc. (the "Company") will be held on August 10, 1999 at 3:00 p.m. at the offices of the Company, 300 Jubilee Drive, Peabody, Massachusetts, to consider and act upon the following matters:

        1.  To elect five (5) Directors for the ensuing year.

        2. To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company.

        3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

    Even if you plan to attend the Meeting personally, please be sure to sign, date and return the enclosed proxy in the enclosed envelope to:

                                BankBoston, N.A.
                            c/o Boston EquiServe, LP
                                 P. O. Box 8040
                             Boston, MA 02266-8040

    Only stockholders of record on the books of the Company at the close of business on June 28, 1999 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                          By order of the Board of Directors,
                                          JOSEPH D.S. HINKLEY
                                          CLERK

Peabody, Massachusetts,
July 9, 1999

IMPORTANT: IN ORDER TO SECURE A QUORUM AND TO AVOID THE EXPENSE OF ADDITIONAL PROXY SOLICITATION, PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED EVEN IF YOU PLAN TO ATTEND THE MEETING PERSONALLY. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. YOUR COOPERATION IS GREATLY APPRECIATED.

                             BOSTON ACOUSTICS, INC.
                               EXECUTIVE OFFICES
                               300 JUBILEE DRIVE
                               PEABODY, MA 01960
                                PROXY STATEMENT
                                  JULY 9, 1999
                       SOLICITATION AND VOTING OF PROXIES

    This Proxy Statement and the accompanying proxy form are being mailed by Boston Acoustics, Inc., a Massachusetts corporation, (the "Company") to the holders of record on June 28, 1999 of the Company's outstanding shares of Common Stock, $.01 par value ("Common Stock"), commencing on or about July 9,1999. The accompanying proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on August 10, 1999 (the "Meeting") and any adjournments thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, and personal interview without additional compensation.

    When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted FOR the election of Directors as set forth in this Proxy Statement, FOR proposal 2 and in the discretion of the proxies as to other matters that may properly come before the Meeting or any adjournments thereof. SENDING IN A PROXY WILL NOT AFFECT A STOCKHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON.A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

    The Company has one class of Common Stock outstanding. Each share of Common Stock is entitled to one vote. The Board of Directors has fixed June 28, 1999 as the record date for the Meeting. Only holders of record of the Company's Common Stock on the record date are entitled to notice of and to vote at the Meeting. On August 17, 1998, the stockholders approved a 3-for-2 split of the Company's Common Stock. This stock split was effected in the form of a stock dividend. The effect of the stock split has been retroactively reflected in the numbers contained in this proxy statement. On the record date, there were 5,021,681 shares of Common Stock issued and outstanding.

    Under Massachusetts law and the Company's By-laws, the presence of holders of a majority in interest of the issued and outstanding Common Stock entitled to vote at the Meeting, represented in person or by proxy, shall constitute a quorum.

    Election of directors is by plurality of the votes cast at the Meeting. Ratification of the appointment of Arthur Andersen LLP as the Company's auditors requires a vote of the majority of the Common Stock represented in person or by proxy at the Meeting and voting thereon. With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be excluded entirely from the vote and will have no effect. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Because the proposal to ratify the appointment of Arthur Andersen LLP as the Company's auditors requires the approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, abstentions will have the effect of a negative vote. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

    The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted in accordance with the judgement of the persons named as proxies.

    The Company's Annual Report to Stockholders, including financial statements for the fiscal year ended March 27, 1999, is being mailed to Stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report to Stockholders is not, however, a part of the proxy soliciting materials. This Proxy Statement is first being mailed on July 9, 1999.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    One of the purposes of the Meeting is to elect five (5) directors to serve until the next annual meeting of Stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the five (5) nominees named below, unless otherwise specified on the proxy card. All the nominees are presently directors of the Company and all of the nominees have consented to be named and to serve if reelected. Andrew G. Kotsatos, Fred E. Faulkner, Jr., George J. Markos, Lisa M. Mooney, and Gerald Walle were previously elected by the stockholders. Lisa M. Mooney is the sister of Paul F. Reed, an executive officer.

    The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

    THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees:

    Andrew G. Kotsatos (age 59) has been a Director and Assistant Clerk since co-founding the Company in February 1979. He served as Executive Vice President of the Company from its inception until April 1986 and as President until November 1996, when he became Chief Executive Officer and Treasurer. Mr. Kotsatos previously held positions with two other audio manufacturers, KLH Research and Development Corporation and Advent Corporation. His last position at Advent was Audio Products Manager and Chief Speaker Designer.

    Fred E. Faulkner, Jr. (age 52) has been a Director of the Company since December 1986 and has served as President and Chief Operating Officer of the Company since March 1997. Mr. Faulkner was previously employed by the Millipore Corporation, a leader in separation technology, for 28 years working in a variety of positions. His last position at Millipore was Vice President of Technical Operations of Millipore's Microelectronics Division.

    George J. Markos (age 50) has been a Director of the Company since August 1996. Mr. Markos has been Senior Vice President and General Counsel of Yell-O-Glow Corporation, a produce distributor, since

1991. Between 1988 and 1991, Mr. Markos was Senior Counsel and Assistant Secretary of Norton Company, Inc., a manufacturer of abrasive products and industrial ceramics.

    Lisa M. Mooney, formerly Lisa M. Reed, (age 33) has been a Director of the Company since May 1996. She was Director of Corporate Planning of the Company from January 1994 to June 1996. Previously, Mrs. Mooney was a lending officer in the Global Banking unit of the Bank of Boston. Mrs. Mooney holds an undergraduate degree from the University of Pennsylvania and a MBA from Boston University. Lisa M. Mooney is the sister of Paul F. Reed, an executive officer.

    Gerald Walle (age 46) has been a Director of the Company since August 1997. Mr. Walle has been employed by the Millipore Corporation, a leader in separation technology, for the past eleven years. Since 1988 he has been Vice President and General Manager of Millipore's Microelectronics Division. Previously, Mr. Walle was in internatonal marketing and business development for Bendix Corporation and Instrumentation Laboratory and strategic planning for Mars & Company. He is a graduate of the Harvard Business School and Ecole Polytechnique, Paris, France.

                               BOARD OF DIRECTORS

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors met four times during the fiscal year ended March 27, 1999. The Board of Directors has standing Audit and Compensation Committees. The Board has no nominating committee. All of the directors attended 100% of the meetings of the Board and of the Board committees on which they served during the fiscal year ended March 27, 1999.

    The Compensation Committee is responsible for evaluating compensation plans for employees, management and directors, and making recommendations on compensation to the Board. It currently consists of George J. Markos, Lisa M. Mooney, and Gerald Walle. The Compensation Committee met once during the fiscal year ended March 27, 1999. The Audit Committee, which consists of George J. Markos, Lisa M. Mooney, and Gerald Walle oversees the accounting and audit functions of the Company, including matters relating to the appointment and activities of the Company's auditors. The Audit Committee met once during the fiscal year ended March 27, 1999.

COMPENSATION OF DIRECTORS

    Each Director who is not an officer of the Company is entitled to an annual fee of $6,000, and an additional annual fee of $1,500 for service on the Audit Committee and an additional annual fee of $1,000 for service on the Compensation Committee on which he or she serves. Directors of the Company are entitled to non-employee stock option grants under the 1997 Stock Plan. During fiscal 1999 no options were granted to any of the Company's directors.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table reflects the number of shares of the Company's Common Stock beneficially owned as of June 28, 1999 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each of the Directors and nominees for Director, (iii) by each of the executive officers named in the Summary Compensation Table in this Proxy Statement and (iv) by all Directors, nominees for director and executive officers as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within sixty days of June 28, 1999. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such individual.

                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY        PERCENT OF
NAME OF BENEFICIAL OWNER                                                              OWNED          COMMON STOCK
------------------------------------------------------------------------------  -----------------  -----------------

Andrew G. Kotsatos............................................................      1,409,861(1)            28.0%

First Union Corporation.......................................................        409,300(2)             8.2%
  Capital Management Group
  Charlotte, NC 28288-0137

Lisa M. Mooney................................................................          160,761              3.2%

                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY        PERCENT OF
NAME OF BENEFICIAL OWNER                                                              OWNED          COMMON STOCK
------------------------------------------------------------------------------  -----------------  -----------------
Fred E. Faulkner, Jr..........................................................        142,446(3)             2.8%

Moses A. Gabbay...............................................................         73,180(4)             1.5%

Debra A. Ricker-Rosato........................................................         28,615(5)               *

Robert L. Spaner..............................................................         18,750(6)               *

Martin J. Harding.............................................................          1,315(7)               *

George J. Markos..............................................................                0                *

Gerald Walle..................................................................                0                *

All Directors and Executive Officers as a group (10 persons)..................      1,847,903(8)            35.4%

------------------------

*   Indicates less than 1% ownership.

(1) Includes (a) 369,728 shares owned by Mr. Kotsatos' wife, individually and as trustee for the benefit of their children, as to which beneficial ownership is disclaimed and (b) 16,500 shares issuable upon exercise of certain options which are currently exercisable or become exercisable within 60 days of June 30, 1999 ("Currently Exercisable Options").

(2) According to a letter dated February 11, 1999 from Karen F. Knudtsen, Assistant Vice President and Compliance Officer of First Union Corporation ("First Union"), First Union has sole voting and dispositive power for 385,800 shares and shared voting and dispositive power for 23,500 shares. These securities are owned by various individual and institutional investors for which First Union serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, First Union is deemed to be a beneficial owner of such securities; however, First Union expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Includes (a) 600 shares held by Mr. Faulkner's wife as custodian for their children as to which beneficial ownership is disclaimed and (b) 134,046 shares issuable upon exercise of Currently Exercisable Options.

(4) Includes (a) 11,317 shares jointly owned by Mr. Gabbay and his son and 11,319 shares jointly owned by Mr. Gabbay and his daughter and (b) 19,500 shares issuable upon exercise of Currently Exercisable Options.

(5) Includes (a) 17,865 shares jointly owned by Ms. Ricker-Rosato and her husband and (b) 10,750 shares issuable upon exercise of Currently Exercisable Options.

(6) Includes 18,750 shares issuable upon exercise of Currently Exercisable Options.

(7) Includes 1,000 shares issuable upon exercise of Currently Exercisable
    Options.

(8) Includes (a) 370,328 shares as to which the Directors and named executive officers disclaimed beneficial ownership as described above and (b) 202,421 shares issuable upon exercise of Currently Exercisable Options. See footnotes 1 and 3 through 7.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following tables and notes present the compensation received by the Company's Chief Executive Officer and the five most highly paid executive officers other than the Chief Executive Officer for each of the last three fiscal years (the "Named Executive Officers").

                                                                                                    LONG-TERM
                                                                                                  COMPENSATION
                                                                     ANNUAL COMPENSATION          -------------
                                                             -----------------------------------  COMPENSATION
                                                                                   OTHER ANNUAL    SECURITIES      ALL OTHER
                                                  FISCAL      SALARY      BONUS    COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                       YEAR(1)       ($)        ($)        ($)(2)       OPTIONS(#)         ($)
----------------------------------------------  -----------  ---------  ---------  -------------  -------------  -------------

Andrew G. Kotsatos............................        1999     350,000     39,000       14,023         --           101,053(3)
  (Chief Executive Officer & Treasurer)               1998     250,000     91,875       16,436         18,000          36,858
                                                      1997     250,000     85,000       17,533         60,000          36,629

Fred E. Faulkner, Jr..........................        1999     250,000     90,000       --             --             5,000(4)
  (Chief Operating Officer & & President)             1998     250,000    175,688       --            168,000         105,000
                                                      1997       5,208      1,146                      --             --

Moses A. Gabbay...............................        1999     200,000     70,450        3,525         10,000         2,375(4)
  (Vice President-Engineering)                        1998     195,000     48,379       --             18,000           2,203
                                                      1997     158,750     32,305       --             37,500           1,870

Robert L. Spaner..............................        1999     182,885     36,302       --              5,000         2,223(4)
  (Vice President-Sales)                              1998     131,154     48,454       --             15,000           1,582
                                                      1997     110,577     22,040       --             30,000           1,524

Martin J. Harding.............................        1999     118,000      9,680        3,200          5,000         --
  (Vice President-Marketing) (5)                      1998     105,000      6,300        3,200          3,000         --

Debra A. Ricker-Rosato........................        1999     109,577     23,246       --              4,000         1,367(4)
  (Vice President-Finance)                            1998     102,180     22,710       --              2,250           1,328
                                                      1997      94,609     18,726       --              3,750           1,111

------------------------

(1) The Company's fiscal year ends on the last Saturday of March.

(2) Reflects car allowances provided by the Company.

(3) Includes $98,678 paid in premiums for three life insurance policies, each with split dollar arrangements, one covering the life of Mr. Kotsatos and two policies covering the survivor of Mr. Kotsatos and his spouse. The Company, Mr. Kotsatos and Mr. Kotsatos' spouse entered into agreements concerning the life insurance policies pursuant to which the Company will receive, in the event of the insureds' deaths, an amount equal to the aggregate amount of its premium payments under the respective policies and the beneficiary of the policies will receive the excess. Also includes $2,375 contributed by the Company under a defined contribution plan established under Section 401(k) of the Internal Revenue Code, as amended (the Code).

(4) Reflects Company contributions under a defined contribution plan established under Section 401(k) of the Code.

(5) During the period November 1996 through April 30, 1999, Mr. Harding was a consultant to the Company and was compensated in the form of consulting fees during that time. Mr. Harding has performed the function of Vice President--Marketing since November 1998 and subsequently on May 1, 1999, he became an employee of the Company.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 27, 1999 to the Named Executive Officers:

                                                           INDIVIDUAL GRANTS
                                                 --------------------------------------                 POTENTIAL REALIZABLE
                                                                PERCENT                                   VALUE AT ASSUMED
                                                 NUMBER OF     OF TOTAL                                   ANNUAL RATES OF
                                                 SECURITIES     OPTIONS      EXERCISE                       STOCK PRICE
                                                 UNDERLYING   GRANTED TO      OR BASE                     APPRECIATION FOR
                                                  OPTIONS      EMPLOYEES     PRICE PER                    OPTION TERM (2)
                                                  GRANTED      IN FISCAL       SHARE     EXPIRATION   ------------------------
NAME                                                (#)          1999        ($/SH)(1)      DATE        5% ($)      10% ($)
-----------------------------------------------  ----------  -------------  -----------  -----------  ----------  ------------

Moses A. Gabbay................................    10,000(3)        15.7         20.25      10/9/05    55,947.02    123,628.28

Robert L. Spaner...............................     5,000(4)         7.8         20.25      10/9/07    27,973.51     61,814.14

Martin J. Harding..............................     5,000(5)         7.8         20.25      10/9/03    27,973.51     61,814.14

Debra A. Ricker-Rosato.........................     4,000(6)         6.3         20.25      10/9/03    22,378.81     49,451.31

------------------------

(1) All options were granted at an exercise price equal to market value of the Company's Common Stock on the date of grant as determined by the closing price of the Common Stock on the Nasdaq National Market.

(2) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(3) So long as Mr. Gabbay remains an employee of the Company, options for the purchase of shares of Common Stock are exercisable in annual installments equal to one fifth of the total number of shares underlying such options on each of October 9, 1999, 2000, 2001, 2002, and 2003.

(4) So long as Mr. Spaner remains an employee of the Company, options for the purchase of shares of Common Stock are exercisable in annual installments equal to one ninth of the total number of shares underlying such options on each of October 9, 1999, 2000, 2001, 2002, 2003, 2004, 2005, 2006, and 2007.

(5) So long as Mr. Harding remains an employee of the Company, options for the purchase of shares of Common Stock are exercisable in annual installments equal to one third of the total number of shares underlying such options on each of October 9, 1999, 2000, and 2001.

(6) So long as Ms. Ricker-Rosato remains an employee of the Company, options for the purchase of shares of Common Stock are exercisable in annual installments equal to one third of the total number of shares underlying such options on each of October 9, 1999, 2000, and 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                                                                    VALUE OF UNEXERCISED
                                                                       NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                          SHARES         VALUE           OPTIONS AT FY-END            AT FY-END ($)(2)
                                         ACQUIRED       REALIZED     --------------------------  --------------------------
NAME                                    ON EXERCISE      ($)(1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  -----------  --------------  -----------  -------------  -----------  -------------

Andrew G. Kotsatos....................      12,000        216,000        21,000       33,000(3)      76,738         75,213

Fred. E. Faulkner, Jr.................      --             --           134,046       33,954(4)     431,441         67,055

Moses A. Gabbay.......................      --             --            17,000       48,500(5)      78,791        134,708

Robert L. Spaner......................      15,000        212,625        18,750       31,250(6)      94,687         82,812

Debra A. Ricker-Rosato................      --             --            10,750        6,750(6)      53,271         (1,208)

Martin B. Harding.....................      --             --             1,000        7,000(7)         (83)       (11,417)

------------------------

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options on March 27, 1999 ($18.00 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.

(3) The exercise prices of these options are $12.83 and $19.89 per share.

(4) The exercise prices of these options are $14.67 and $18.08 per share.

(5) The exercise prices of these options are $11.67, $18.08 and $20.25 per share.

(6) The exercise prices of these options are $11.67, $13.00, $18.08 and $20.25 per share.

(7) The exercise prices of these options are $18.08 and $20.25 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Lisa M. Mooney, a member of the Compensation Committee of the Board of Directors during the fiscal year ended March 27, 1999, is the sister of Paul F. Reed, an executive officer. Lisa M. Mooney and Paul F. Reed were the daughter and son of Francis L. Reed, the former Chief Executive Officer and Treasurer of the Company, who died on November 16, 1996, and Dorothea T. Reed, a former director of the Company, who died on January 5, 1997.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT

INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH CONTAINED ELSEWHERE HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      REPORT OF THE COMPENSATION COMMITTEE

    During the fiscal year ended March 27, 1999, the Compensation Committee of the Board of Directors was responsible for establishing and administering the compensation policies which govern annual salary, bonuses, and stock-based incentives (currently stock options) for directors and officers. The Compensation Committee met once during the fiscal year and was attended by all members.

OVERVIEW

    The Company has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire and retain qualified management. The Company has also provided annual cash incentive bonuses based on the Company's performance during the fiscal year to reward executives for their contributions to the Company's achievements. From time to time the Company has also granted stock options to executives and key employees to keep the management focused on the stockholders' interests. The Compensation Committee believes that the Company's past and present executive compensation practices provide an overall level of compensation that is competitive with companies of similar size, complexity and financial performance and that its executive compensation practices have allowed it to retain key personnel whose contribution has maintained and increased the Company's profitability.

    The Compensation Committee determines the compensation of the executive officers of the Company and sets policies for and reviews the compensation awarded to the other officers of the Company. This is designed to ensure consistency throughout the officer compensation programs. In reviewing the individual performances of the executive officers (other than the Chief Executive Officer and President) the Compensation Committee takes into account the views of the Chief Executive Officer and the President. In fiscal 1999, the Compensation Committee determined the base salary and bonus for executive officers, other than for the Chief Executive Officer and the President, based largely on recommendations by the Company's Chief Executive Officer and President.

    The Compensation Committee expects to review annually the annual and long-term compensation of all the Company's executives and employees to assure that all of the Company's executives and employees continue to be properly motivated to serve the interests of the Company's stockholders.

EXECUTIVE COMPENSATION

    BASE SALARY. Base salary is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity and profitability taking into account the position involved and the level of the executive's experience. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Since fiscal 1998, the base salary for the named executive officers, other than the Chief Executive Officer and the President, increased on average approximately $19,282. The Compensation Committee awarded such increases to keep the Company a competitive employer and to allow for increases in the cost of living.

    ANNUAL BONUS COMPENSATION. Over the past five fiscal years, the Company has awarded cash bonuses to its executive officers on a discretionary basis. In determining bonus awards, the Compensation Committee considers the financial and nonfinancial achievements of the Company, including revenue growth, profitability, expansion of the Company's markets and new product introductions.

    In fiscal 1999, the Compensation Committee increased the cash bonuses of the executive officers, generally in proportion to increases in base compensation. The Compensation Committee believes that bonuses are necessary to keep total compensation of the Company's executives competitive with executive compensation at similarly situated companies. It is expected that bonus compensation will continue to move in parallel with increases in base salary until such time as the Company's financial results, the individual performance of the executive or the job market for key executives, warrants a change in the percentage of total compensation which is comprised of bonuses.

    LONG TERM INCENTIVES. Currently, stock options are the Company's primary long-term incentive vehicle. Stock option awards have been made from time to time to persons who currently serve as middle and upper level managers, including the Chief Executive Officer and other executive officers named in the Summary Compensation Table. The size of awards has historically been based on position, responsibilities, and individual performance. The compensation Committee believes that the long-term incentives awarded by the Company in fiscal 1994, 1995 and 1996 were generally below the levels found at the comparable companies. In fiscal 1997, 1998 and 1999, the Company made awards to middle and upper level managers in an effort to improve this aspect of the Company's compensation program and will continue to monitor this aspect of compensation.

    The Compensation Committee is aware that the Company's grants of stock options are less frequent and smaller in size than the grants of many comparable companies, although the Board believes that the overall mix of compensation components has been adequate. The Compensation Committee believes that this aspect of compensation must receive more emphasis in the future to assure that all of the Company's key employees continue to focus on the profitability of the Company and, thus, the interests of the Company's stockholders. Accordingly, the Compensation Committee has recommended to the Board of Directors the authorization of additional stock options for employees.

    CHIEF EXECUTIVE OFFICER COMPENSATION.. In determining the compensation of the Company's Chief Executive Officer, the Compensation Committee considered the demonstrated leadership he has brought to the Company and the excellent performance of the Company during fiscal 1997 and 1998. Mr. Kotsatos' salary did not increase during fiscal 1997 as a result of his assuming the role of Chief Executive Officer and Treasurer. However, Mr. Kotsatos was awarded options to purchase 60,000 shares of Common Stock in 1997 and 18,000 shares in 1998 in recognition of his additional responsibilities. On April 1, 1998 the Compensation Committee approved an increased in Mr. Kotsatos' salary to $350,000 annually.

                                          Respectfully Submitted by
                                          The Compensation Committee
                                          George J. Markos
                                          Lisa M. Mooney
                                          Gerald Walle

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total return over a five-year period beginning March 31, 1994 and ending March 27, 1999 of the Company's Common Stock to the cumulative total return on the Center for Research in Securities Price ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) ("NASDAQ Market-U.S. Index") and a Company-selected peer group index that includes: Harmon Industries, Inc., Polk Audio, Inc. and Recoton Corp. (the "Peer Group Index") The Peer Group Index was formed on a weighted average basis based on market capitalizations, adjusted at the end of each year. Cumulative total return is measured assuming an initial investment of $100 on March 31, 1994 and reinvestment of dividends.

                     COMPARISON OF 5-YEAR CUMULATIVE TOTAL
                      RETURN AMONG BOSTON ACOUSTICS, INC.,
               THE NASDAQ MARKET-US INDEX AND A PEER GROUP INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BOSTON ACOUSTICS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP INDEX
                                                                                          BOSTON ACOUSTICS, INC.
3/94                                                                                                         100
3/95                                                                                                         101
3/96                                                                                                         104
3/97                                                                                                         146
3/98                                                                                                         184
3/99                                                                                                         147

             COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BOSTON ACOUSTICS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP INDEX
                                                                                PEER GROUP INDEX        NASDAQ STOCK MARKET (U.S.)

3/94                                                                                         100                               100

3/95                                                                                         118                               111

3/96                                                                                         128                               151

3/97                                                                                         108                               168

3/98                                                                                         156                               255

3/99                                                                                         119                               342


            PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending March 25, 2000 and further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended March 27, 1999.

    Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who own more than 10% of the outstanding shares of Common Stock of the Company to file with the Securities and Exchange Commission and The Nasdaq Stock Market reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all
Section 16(a) filing requirements were complied with during the fiscal year ended March 27, 1999, except that, through inadvertence Martin J. Harding, an executive officer, made one late filing on Form 5.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the Company's 2000 annual meeting of stockholders, and included in the Company's proxy statement must be received by the Company not later than March 7, 2000. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. It is intended, however, that the persons named as proxies will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, as seems to them to be in the best interests of the Company and its stockholders.

                                                                   SKU#880-PS-99